Exhibit (I)(1)

September 30, 2014

ICON FUNDS

5299 DTC Boulevard, Suite 1200

Greenwood Village, Colorado 80111

Ladies and Gentlemen:

As counsel to ICON FUNDS, a Massachusetts business trust (the “Trust”), we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest in the Trust (the “Shares”) representing interests in the funds listed on Exhibit A attached hereto (collectively, the “Funds”), the Shares of each of such Funds being a series of the Trust, as more fully described in the Prospectuses and Statements of Additional Information in the form contained in the Trust’s Registration Statement on Form N-1A, as amended through the date hereof (the “Registration Statement”), to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

We have examined the Master Trust Agreement of the Trust dated September 19, 1996, as amended and restated as of January 21, 2012, and as further amended through the date hereof (the “Master Trust Agreement”), the Prospectuses and Statements of Additional Information contained in the Registration Statement, as amended through the date hereof (the “Prospectuses and Statements of Additional Information”), and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have, with your approval, relied, as to all questions of fact material to this opinion, upon certain certificates of public officials and of your officers and assumed the genuineness of the signatures on, the authenticity of, and the accuracy of all factual statements contained in, all documents furnished to us, which facts we have not independently verified.

Based upon the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Registration Statement, when issued, delivered and paid for in accordance with the terms of the Master Trust Agreement, the Prospectuses and the Statements of Additional Information, will be legally issued, fully paid and non-assessable by the Trust.

ICON FUNDS

September 30, 2014

We hereby consent to your filing this opinion as an exhibit to Post Effective Amendment Number 49 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Lynch, Brewer, Hoffman & Fink, LLP

LYNCH, BREWER, HOFFMAN & FINK, LLP

Exhibit A

Funds

FUNDS WITH NO CLASSES AND NO DISTRIBUTION PLAN

ICON High Yield Bond Fund

ICON Opportunities Fund

FUNDS/CLASSES WITH NO DISTRIBUTION PLAN

(CLASS S)

ICON Fund – Class S

ICON Bond Fund – Class S

ICON Equity Income Fund – Class S

ICON Long/Short Fund – Class S

ICON Risk-Managed Balanced Fund – Class S

ICON Emerging Markets Fund – Class S

ICON Europe Fund – Class S

ICON International Equity Fund – Class S

ICON Consumer Discretionary Fund – Class S

ICON Consumer Staples Fund – Class S

ICON Energy Fund – Class S

ICON Financial Fund – Class S

ICON Healthcare Fund – Class S

ICON Industrials Fund – Class S

ICON Information Technology Fund – Class S

ICON Materials Fund – Class S

ICON Utilities Fund – Class S

FUNDS/CLASSES WITH NO DISTRIBUTION PLAN

(CLASS A and CLASS C)

ICON Fund – Class A and Class C

ICON Bond Fund – Class A and Class C

ICON Equity Income Fund – Class A and Class C

ICON Long/Short Fund – Class A and Class C

ICON Risk-Managed Balanced Fund – Class A and Class C

ICON Emerging Markets Fund – Class A and Class C

ICON Europe Fund – Class A and Class C

ICON International Equity Fund – Class A and Class C

ICON Consumer Discretionary Fund – Class A and Class C

ICON Consumer Staples Fund – Class A and Class C

ICON Energy Fund – Class A and Class C

ICON Financial Fund – Class A and Class C

ICON Healthcare Fund – Class A and Class C

ICON Industrials Fund – Class A and Class C

ICON Information Technology Fund – Class A and Class C

ICON Materials Fund – Class A and Class C

ICON Utilities Fund – Class A and Class C